UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 14, 2020

 (Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

15
900 E. Hamilton Ave, Suite 100 Campbell, California	95008
(Address of Principal Executive Offices)	(Zip Code)

(650)  889-5020

(Registrant’s Telephone Number, Including Area Code)

115 Nicholson Lane

San Jose, California 95134

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPMX	The NYSE American, LLC

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2020, BioPharmX Corporation (the “Company”) and Full Cycle Bioplastics Inc. (the “Subleasee”) entered into a Sublease Agreement (the “Sublease”), pursuant to which the Company agreed to sublet to Subleasee approximately 11,793 rentable square feet of office space (the “Premises”), which the Company currently leases, at 115 Nicholson Lane, San Jose, CA 95134. The Sublease is subordinate to the Lease Agreement between the Company and The Irvine Company LLC (the “Landlord”).

The term of the Sublease will expire on December 31, 2023. Subleasee will pay the Company monthly rent in the amount of $34,435.56. In addition, Subleasee will pay 100% of electricity used in the subleased Premises and any other utilities and services exclusively for the subleased Premises. The Company received a security deposit of $73,682.65.

The Sublease contains customary provisions allowing the Company to, among other things, terminate the Sublease in its entirety and retake the Premises if Subleasee fails to remedy certain defaults of its obligations under the Sublease within specified time periods.

The description of the terms and conditions of the Sublease set forth herein is not complete and is qualified in its entirety by reference to the full text of the Sublease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

10.1	Sublease Agreement between BioPharmX, Inc. and Full Cycle Bioplastics Inc., dated February 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: February 18, 2020	By:	/s/ Steven M. Bosacki
		Name:	Steven M. Bosacki
		Title:	Chief Executive Officer